Filing for Receipt #
C18107-01

JUL 06 2001

STATE OF NEVADA
(For filing office use)	 Secretary of State 		(For filing office use)
1. NAME OF CORPORATION: Cortex Systems Inc.
2. RESIDENT AGENT: (designated resident agent and STREET ADDRESS in Nevada where process may be served)
Name of Resident Agent: Corporate Creations Network Inc.
Street Address: 8275        South Eastern Avenue, Suite 200
Las Vegas NV 89123
      Street No.  Street Name  		          City State Zip
Mailing Address (if different): 941 Fourth Street #200,
Miami Beach, Florida 33139
3. AUTHORIZED SHARES: (number of shares the corporation is authorized to issue) Number of shares with par value 100,000,000 Par value: $.0001 Number of shares without par value:
4. GOVERNING BOARD: shall be styled as (check one): X Directors Trustees
The FIRST BOARD OF DIRECTORS shall consist of two members and the names and addresses are as fol1ows:
Ken Finkelstein 777 Royal Oak Drive Suite 310, Box #53518 Victoria BC V8X 5K2 Ingrid Friesen 777 Royal Oak Drive Suite 310, Box #53518 Victoria BC V8X 5K2-
5. PURPOSE: The purpose of thc corporation is to conduct or promote any lawful business or purposes.
6. NRS 78.037: States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your articles?
Please check one of the following:  YES X  NO ___
7. OTHER MATTERS: This form includes the: minimal statutory equirements to incorporate under NRS 78.
You may attach additional information noted on separate pages.
But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. NUMBER OF PAGES ATTACHED 0 .

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles:
Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139

Address 		      City/State/Zip
CORPORATE CREATIONS INTERNATIONAL INC
Stephen T. Samuel Vice President
9 CERTIFICATE OF ACCEPTANCE OF
APPOINTMENT OF RESIDENT AGENT
Corporate Creations Network Inc. hereby accepts appointment as Resident Agent for the above named corporation

CORPORATE CREATlONS NETWORK INC	Date: 7/5/01